EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Organized under law of
UNIVERSAL CORPORATION	Virginia
Astrimey B.V.	Netherlands
B. V. European Tobacco Company	Netherlands
B.V. Deli-HTL Tabak Maatschappij	Netherlands
Beleggings-en Beheermaatschappij “DeAmstel”	Netherlands
Blending Services International	Virginia
Casa Export Limited	Virginia
Casalee Transtobac (PVT) Ltd.	Zimbabwe
Casalee Transtobac Lieferanten A.G.	Switzerland
Continental Tobacco, S.A.	Switzerland
Corrie, MacColl & Son Ltd.	United Kingdom
Crailo B.V.	Netherlands
Deli Services B.V.	Netherlands
Deli Universal, Inc.	Virginia
Deli-Mij Holdings Ltd.	United Kingdom
Deltafina, S.p.A.	Italy
Ermor Tabarama-Tabacos do Brasil Ltda.	Brazil
Gebruder Kulenkampff AG	Germany
Gebruder Kulenkampff, Inc.	Virginia
Global Laboratory Service, Inc.	Virginia
Gouderak Holding B.V.	Netherlands
Grassland Holding, Incorporated	Kentucky
Handelmaatschappjj	Netherlands
Harkema Services, Inc.	Virginia
Heuvelman Holding B.V.	Netherlands
Heuvelman Hout Beheer B.V.	Netherlands
Hungarapro Kft.	Hungary
Imperial Commodities Corporation	California
Indoco International B.V.	Netherlands
Industria AG	Switzerland
Itofina, S.A.	Switzerland
Jongeneel B.V.	Netherlands
Jongeneel Holding B.V.	Netherlands
L’Agricola, S.p.A.	Italy
Lancaster Leaf Tobacco Company of Pennsylvania, Inc.	Virginia
Lancaster Philippines, Incorporated	Philippines
Latin America Tobacco Company	Virginia
Limbe Leaf Tobacco Company, Limited	Malawi
Lytton Tobacco Company (Malawi) Limited	Malawi
Lytton Tobacco Company (Private), Limited	Zimbabwe
N.V. Deli Universal	Netherlands
Outdoor Life Products B.V.	Netherlands
Procesadora Unitab, S.A.	Guatemala
Red River Commodities, Incorporated	North Dakota
Red River Foods, Inc.	Virginia
Simcoe Leaf Tobacco Company, Limited	Canada

Organized under law of
Steffex Beheer B.V.	Netherlands
Tabacos Argentinos S.A.	Argentina
Tabacos Del Pacifico Norte, S.A. De C.V.	Mexico
Tanzania Leaf Tobacco Co., Ltd	Tanzania
Tanzania Tobacco Processors LTD	Tanzania
TBåZ Holding B.V.	Netherlands
Timmerfabriek Bouter å Zonen B. V.	Netherlands
Tobacco Trading International, Inc.	British Virgin Isles
Toutiana, S.A.	Switzerland
Ultoco, S.A.	Switzerland
Universal Eastern Europe Limited	United Kingdom
Universal Leaf (UK) Limited	USA/United Kingdom
Universal Leaf Tobacco Hungary Limited	Hungary
Universal Leaf International S.A.	Switzerland
Universal Leaf North America NC, Inc.	North Carolina
Universal Leaf Services International	United Kingdom
Universal Leaf Tabacos Limitada	Brazil
Universal Leaf Tobacco Company, Incorporated	Virginia
Universal Leaf (Asia) Pte Ltd.	Singapore
Universal Leaf Tobacco Poland Sp. z o.o.	Poland
Van Rees B.V.	Netherlands
Van Rees Ceylon B.V.	Netherlands
Van Rees Ltd.	United Kingdom
Zimbabwe Leaf Tobacco Company (Private) Limited	Zimbabwe
Zimleaf Holdings (Private), Limited	Zimbabwe